Exhibit (8)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 1st day of May 2012, by and among MFS® Variable Insurance TrustSM, Symetra Life Insurance Company, and MFS Fund Distributors, Inc. (the “Participation Agreement”), the parties hereby agree to an amended Schedule A as attached hereto due to scrivener’s error. Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of May 1st, 2012.

SYMETRA LIFE INSURANCE COMPANY
By its authorized officer,

Daniel R. Guilbert
Executive Vice President

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer and not individually,

Susan S. Newton
Assistant Secretary

MFS VARIABLE INSURANCE TRUST II, on behalf of the Portfolios
By its authorized officer and not individually,

Susan S. Newton
Assistant Secretary

MFS FUND DISTRIBUTORS, INC.
By its authorized officer,

James A. Jesse
President

As of May 1, 2012

SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies

Symetra Resource Variable Account B Established February 6, 1986	All Contracts	Initial Class	VIT I & VIT II	(1)

Symetra Separate Account VL (unregistered) Established July 28, 2009	All Contracts	Initial Class	VIT I & VIT II	(1)

(1)	Portfolios Applicable to Policies:

VIT I	VIT II

MFS Growth Series	MFS Global Governments Portfolio
MFS Utilities Series	MFS International Growth Portfolio
MFS International Value Portfolio
MFS New Discovery Portfolio